Exhibit 10.3
EXECUTION COPY
SECOND AMENDMENT TO STANDSTILL AGREEMENT
     This SECOND AMENDMENT TO STANDSTILL AGREEMENT (the “Amendment”), dated as of October 2, 2008, is by and between REPROS THERAPEUTICS INC., a Delaware corporation (the “Issuer”), and EFFICACY CAPITAL, LTD (“Efficacy”).
RECITALS
     WHEREAS, the Issuer and Efficacy are parties to that certain Standstill Agreement dated as of January 9, 2008, as amended by that certain First Amendment to Standstill Agreement dated July 28, 2008 (the “Standstill Agreement”); and
     WHEREAS, the Issuer and Efficacy desire to amend the Standstill Agreement as set forth below.
     NOW, THEREFORE, the Standstill Agreement is hereby amended as follows:
     1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Standstill Agreement.
     2. Section 1 of the Standstill Agreement is hereby amended to delete the reference to “thirty three percent (33%)” and replace it with “forty percent (40%)”.
     3. Section 2(a) of the Standstill Agreement is hereby amended to delete the reference to “thirty three percent (33%)” and replace it with “forty percent (40%)”.
     4. Section 2(c) of the Standstill Agreement is hereby amended to delete the phrase “1) Mark Lappe, or such other individuals designated by Efficacy that are reasonably acceptable to the Issuer’s Board of Directors, (the “Designated Director”) to be a member of the Issuer’s Board of Directors,” and replace it with the following:
“1) appoint two (2) individuals designated by Efficacy that are reasonably acceptable to the Issuer’s Board of Directors (the “Designated Directors”) to be members of the Issuer’s Board of Directors,”
     5. All references to the term “Designated Director” set forth in the Standstill Agreement are hereby deleted and replaced with the term “Designated Directors”.
     6. The Recitals set forth at the beginning of this Amendment are incorporated herein.
     7. Except as amended by this Amendment, the Standstill Agreement shall remain in full force and effect.
     8. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. For the convenience of the parties, any number of counterparts of this Amendment may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument. The parties acknowledge that delivery of executed copies of this Amendment may be effected by facsimile transmission or other comparable means. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Amendment.
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     IN WITNESS WHEREOF, each party hereto has executed this Amendment as of the day and year first above written.

REPROS THERAPEUTICS INC.
By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EFFICACY CAPITAL, LTD
By:	/s/ Mark Lappe
Mark Lappe
Managing Partner

Signature Page — Second Amendment to Standstill Agreement